Exhibit (p2)
                                 CODE OF ETHICS
                                       FOR
                        DREYFUS FOUNDERS FUNDS, INC. AND
                          FOUNDERS ASSET MANAGEMENT LLC

                         (AS AMENDED DECEMBER 10, 1999,
                        TO BE EFFECTIVE JANUARY 1, 2000)

                                TABLE OF CONTENTS

                                                                           Page
                                                                            ----

INTRODUCTION...................................................................1

     ENTITIES SUBJECT TO THIS CODE OF ETHICS...................................1
     STATEMENT OF GENERAL PRINCIPLES...........................................1

SECTION 1:  DEFINITIONS........................................................2

     ACCESS PERSON.............................................................3
     AFFILIATE.................................................................3
     AFFILIATED PRINCIPAL UNDERWRITER..........................................3
     APPROVAL OFFICER..........................................................3
     BENEFICIAL OWNERSHIP......................................................4
     CLIENT....................................................................4
     CONTROL...................................................................4
     DE MINIMIS TRANSACTION....................................................4
     FOUNDERS EMPLOYEE.........................................................4
     INDEPENDENT DIRECTOR......................................................4
     FUND AFFILIATED OFFICER...................................................4
     LEGAL DEPARTMENT..........................................................4
     PREMIER CODE OF ETHICS....................................................5
     PURCHASE OR SALE OF A SECURITY............................................5
     RESTRICTED SECURITIES.....................................................5
     SECURITY..................................................................5
     A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE.......................5
     A SECURITY IS BEING PURCHASED OR SOLD.....................................5

SECTION 2:  GENERAL POLICY.....................................................5

SECTION 3:  PROHIBITED PURCHASES AND SALES.....................................6

     GENERAL PROHIBITION.......................................................6
     INITIAL PUBLIC OFFERING...................................................7

SECTION 4:  PRE-TRANSACTION APPROVAL...........................................7

SECTION 5:  SHORT-TERM TRADING PROFITS.........................................8

SECTION 6:  POTENTIAL CONFLICTS OF INTEREST....................................8

     GIFTS.....................................................................8
     TRIPS.....................................................................9
     PREFERENTIAL TREATMENT....................................................9
     INVESTMENT ADVICE TO OTHERS...............................................9
     OUTSIDE AFFILIATIONS......................................................9

SECTION 7:  INVESTMENT CLUBS...................................................9

SECTION 8:  SERVICE AS A DIRECTOR OF PUBLICLY TRADED COMPANIES................10

SECTION 9:  BROKER ACCOUNTS AND BROKER CONFIRMATIONS..........................10

SECTION 10:  REPORTING REQUIREMENTS...........................................11

     A.  INITIAL REPORT BY NEW ACCESS PERSON..................................11
     B.  PERIODIC REPORTS BY ACCESS PERSONS AND FOUNDERS EMPLOYEES............11
     C.  ANNUAL REPORTS BY ACCESS PERSONS.....................................13
     D.  MONITORING OF PERIODIC AND ANNUAL REPORTS BY LEGAL DEPARTMENT........13
     E.  WRITTEN CERTIFICATION................................................13
     F.  LEGAL DEPARTMENT REPORT..............................................14

SECTION 11:  EXEMPTIONS.......................................................15

     A.  EXEMPT TRANSACTIONS..................................................15
     B.  INDEPENDENT DIRECTOR AND FUND AFFILIATED OFFICER EXEMPTIONS..........15

SECTION 12:  DISSEMINATION, CORPORATE RECORD RETENTION,
               DISCLOSURE, AND CONFIDENTIALITY................................16

SECTION 13:  PERSONAL RECORD RETENTION........................................17

SECTION 14:  MATERIAL INSIDE (NON-PUBLIC) INFORMATION.........................17

SECTION 15:  VIOLATIONS.......................................................17

SECTION 16:  REVIEW...........................................................19

APPENDIX 1:  LIST OF ACCESS PERSONS AND APPROVAL OFFICERS.....................21

APPENDIX 2:  PORTION OF RULE 16A-1 OF SECURITIES EXCHANGE ACT OF 1934
               AND PORTIONS OF SECTION 2.(A) OF THE INVESTMENT
               COMPANY ACT OF 1940............................................22

APPENDIX 3:  POLICY STATEMENT ON INSIDER TRADING..............................27

ADDENDUM......................................................................32

EXHIBIT A:  Request for Approval of Security Transaction in Personal Account

EXHIBIT B:  Notification of Intention to Engage in De Minimis Transaction

EXHIBIT C:  Approval Form for Trips Where a Portion of the Cost is Paid by a
            Third Party

EXHIBIT D:  Approval Form for Outside Employment or Business Activity

EXHIBIT E:  Notification of Possible Security Transaction by Investment Club
            or Similar Entity

EXHIBIT F:  Initial Report Form

EXHIBIT G:  Report of Occurrence of Securities Transactions and Initiation of
            Brokerage Accounts Within Last Calendar Quarter

EXHIBIT H:  Report of Securities Ownership/Report of Establishment of
            Brokerage Accounts

EXHIBIT I:  Compliance Certification

                                  INTRODUCTION

ENTITIES SUBJECT TO THIS CODE OF ETHICS.

          Dreyfus Founders Funds, Inc. (which, collectively with each of its series portfolios, is hereinafter referred to as the "Fund") is an open-end, diversified, externally managed investment company registered under the Investment Company Act of 1940 (the "Act").

          Founders Asset Management LLC ("Founders") serves as the external investment manager of the Fund pursuant to an investment advisory agreement with each series portfolio ("Portfolio" or collectively, "Portfolios") of the Fund. Founders is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act").

          Premier Mutual Fund Services, Inc. currently serves as the principal underwriter of the Fund ("Premier"). For the purposes of this Code of Ethics, Premier is an affiliated principal underwriter since officers of Premier also serve as officers of the Fund. Premier, which has adopted its own code of ethics, is subject only to certain reporting and certification provisions of this Code of Ethics.

STATEMENT OF GENERAL PRINCIPLES.

          The directors ("directors"), officers, employees, and other access persons of the Fund ("Access Persons," as defined in Section 1 of this Code of Ethics) and the directors, officers, and employees of Founders ("Founders Employees," as hereinafter more specifically defined) are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the Act and the Advisers Act, including, without limitation, proscriptions against overreaching, self-dealing, insider trading, and conflicts of interests. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, directors, other Access Persons, and Founders Employees regularly seek the advice of counsel.

          This Code of Ethics is directed to the particular objective of compliance with the provisions of Rule 17j-1 under the Act as such provisions are applicable to Access Persons, of compliance with various provisions of the Advisers Act as such provisions are applicable to Founders Employees, and to the prevention of engagement in any personal securities transactions by Access Persons and Founders Employees which might conflict with or adversely affect the interests and welfare of the Fund and its shareholders and, with respect to Founders Employees, of other clients of Founders ("Clients," as defined in Section 1 of this Code of Ethics).

          The general principles and procedures which guide the activities of all Access Persons and Founders Employees are augmented by this Code of Ethics, which is based upon the fundamental recognition that Access Persons have a fiduciary relationship with the Fund and its shareholders and Founders Employees may have such a relationship with other Clients, which requires the maintenance by all such individuals of the highest standards of integrity and conduct.

          Access Persons must at all times recognize, respect, and act in the best interests of the shareholders of the Fund, and Founders Employees must so act with respect to the Fund and other Clients. In furtherance of their fiduciary responsibilities, Access Persons and Founders Employees must ensure that they do not take any inappropriate advantage of their positions as directors, officers, employees, or agents of the Fund and of Founders. Access Persons and Founders Employees must avoid any situations which might compromise their exercise of fully independent judgment in the interests of or on behalf of the Fund and its shareholders and other Clients, as applicable.

          Professional and legal responsibilities to the Fund and its shareholders and to other Clients dictate that not only conflicts of interests, but the appearance of conflicts of interests, be avoided. Although compliance by Access Persons and Founders Employees with the provisions of this Code of Ethics is mandatory, codes of ethics cannot define all conflict and potential conflict situations. Therefore, in addition to assuring that one's conduct comports with this Code of Ethics, Access Persons and Founders Employees must avoid engaging in any conduct that may create a conflict of interest or the potential for a conflict of interest. Access Persons and Founders Employees must adhere not only to the letter but also to the spirit of the Code of Ethics and the principles articulated herein.

          All activities of an Access Person and a Founders Employee must be governed by the high fiduciary standard of scrupulous avoidance of serving one's own personal interests ahead of the interests of the Fund and other Clients, as applicable. In one's business activities, one must act in all respects in the best interests of the Fund and its shareholders and of other Clients.


                             SECTION 1: DEFINITIONS

          For the purpose of this Code of Ethics, the following general definitions shall apply:

          1. ACCESS PERSON shall mean:

             a. Any director or officer of the Fund or of Founders; and

             b. Any employee of the Fund or of Founders who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

             c. Any natural person in a control relationship to the Fund or to Founders who obtains information concerning recommendations made to the Fund or a Client with regard to the purchase or sale of a security.

          Access Person shall not include an employee of the Fund or of Founders who receives no information about current recommendations or trading or an employee who obtains information in a single instance, infrequently or inadvertently.

          2. AFFILIATE. One is an "Affiliate" of another person or company if he or she:

             i. is a partner, director, officer, or employee of such other person or company; or

             ii. directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of such company; or

             iii. directly or indirectly controls such company.

          3. AFFILIATED PRINCIPAL UNDERWRITER is a principal underwriter which is affiliated with the Fund or its investment adviser, or is a principal underwriter, any officer, director, or general partner of which is an officer, director, or general partner of the Fund or an investment adviser of the Fund. At present, Premier serves as the principal underwriter of the Fund. Premier is an affiliated principal underwriter, since officers of the principal underwriter also serve as officers of the Fund.

          4. APPROVAL OFFICER means the person(s) designated by the president of Founders to provide certain written approvals required by this Code of Ethics. The Approval Officer(s) is identified on Appendix 1.

          5. BENEFICIAL OWNERSHIP shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. A copy of the relevant portions of Rule 16a-1, which defines beneficial ownership in accordance with Section 16, is included on Appendix 2.

          6. CLIENT means an investment advisory client of Founders other than the Fund.

          7. CONTROL shall have the meaning set forth in Section 2(a)(9) of the Act. A copy of Section 2(a)(9) of the Act is included on Appendix 2.

          8. DE MINIMIS TRANSACTION means a securities transaction for which pre-transaction approval is not required, as more fully described and defined in
Section 4.2 of this Code of Ethics.

          9. FOUNDERS EMPLOYEE means an officer, director, and/or employee of Founders.

          10. INDEPENDENT DIRECTOR means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. An independent director is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A copy of
Section 2(a)(19) of the Act is included on Appendix 2.

          11. FUND AFFILIATED OFFICER means an officer of the Fund who is not a director, officer, or employee of Founders or any affiliate thereof (other than the officer's being affiliated with Founders as an officer of the Fund) and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. A Fund Affiliated Officer is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A Fund Affiliated Officer may be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

          12. LEGAL DEPARTMENT means the Legal Department of Founders of which the general counsel of Founders has supervision. The general counsel shall designate in writing the individual responsible for reviewing Reports pursuant to the provisions of Section 10.D. and shall maintain this written designation.

          13. PREMIER CODE OF ETHICS means the code of ethics promulgated in accordance with Rule 17j-1 of the Act or equivalent document of Premier.

          14. PURCHASE OR SALE OF A SECURITY shall include the writing of an option to purchase or sell the security.

          15. RESTRICTED SECURITIES shall include securities which are not readily marketable and securities which cannot be resold or distributed to the public or to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"), without an effective registration statement under the 1933 Act. A security which is not readily marketable is one which, for whatever reason, cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the security is reasonably valued.

          16. SECURITY shall have the meaning set forth in Section 2(a)(36) of the Act, and shall also include related securities, such as rights and convertible instruments, and financial instruments such as options, futures, commodities, and derivative instruments which are related to, but are not the same as, securities that may be held or acquired by the Fund or a Client, and which may not be defined as securities in Section 2(a)(36) of the Act. The term security shall include restricted securities as defined herein. Security shall not include: government securities as defined in Section 2(a)(16) of the Act; high quality short-term debt instruments including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and shares of registered open-end investment companies. Copies of Sections 2(a)(36) and 2(a)(16) of the Act are included on Appendix 2.

          17. A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          18. A SECURITY IS BEING PURCHASED OR SOLD when, within the most recent seven-day period, a transaction in such security has been effected for the Fund or a Client, or when a transaction in such security is pending or in progress for the Fund or a Client.


                            SECTION 2: GENERAL POLICY

          Directors and other Access Persons are specifically reminded that it is unlawful for any of them, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

          1. To employ any device, scheme or artifice to defraud the Fund;

          2. To make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          4. To engage in any manipulative practice with respect to the Fund.

          For purposes of this Section 2, a security held or to be acquired by the Fund means any security as defined herein which, within the most recent 15-day period, is or has been held by the Fund or is being or has been considered by the Fund or by Founders for purchase by the Fund.

          These proscriptions apply to Founders Employees not only with respect to the Fund but also with respect to Clients.

          The provisions of this Code of Ethics have been instituted, in part, in an effort to ensure that directors, other Access Persons, and Founders Employees do not, inadvertently or otherwise, violate the proscriptions outlined above.


                    SECTION 3: PROHIBITED PURCHASES AND SALES

GENERAL PROHIBITION.

          Except as provided in Section 11 of this Code of Ethics, no Access Person or Founders Employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

          1. Is being considered for purchase or sale by the Fund or, as to Founders Employees, a Client; or

          2. Is being purchased or sold by the Fund or, as to Founders Employees, a Client.

INITIAL PUBLIC OFFERING.

          Except as provided in Section 11 of this Code of Ethics, no Access Person and no Founders Employee shall purchase, directly or indirectly, any securities which are offered in an initial public offering.


                       SECTION 4: PRE-TRANSACTION APPROVAL

          1. Every Access Person and Founders Employee shall obtain written approval of an Approval Officer prior to effecting any transactions in securities for his or her direct or indirect personal gain or in which he or she may have any beneficial interest. Such prior written approval shall also be required of any such transactions effected by, for, or on behalf of any member of the Access Person's and Founders Employee's household. Written approval shall be obtained by use of the form attached hereto as Exhibit A. Such approval shall be effective for three trading days. The legal department of Founders (the "Legal Department") shall retain the original copies of all completed approval forms.

          2. The pre-transaction approval requirements of this Section 4 shall not apply to "de minimis" transactions, defined as any purchase or sale of a security by an Access Person or Founders Employee who is not also buying or selling the same security for the Fund or a Client, and which:

             a. Is issued by a company with a market capitalization of at least $1 billion and has an average daily trading volume of at least 100,000 shares; AND

             b. Involves no more than 100 shares or units, regardless of the dollar amount of the transaction, or any number of shares or units having a value of no more than $5,000.

          If, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person or Founders Employee in shares or units of the same issuer exceed 300 shares or units or a cumulative value of $15,000, whichever is the last to occur, subsequent transactions in the issuer's securities shall no longer be regarded as "de minimis" transactions. Within three business days of the transaction which causes a limit of 300 shares or units or $15,000 to be exceeded, the Access Person or Founders Employee shall notify the Legal Department of the occurrence of the transaction. Transactions in the applicable issuer's securities during the next 12 months will be subject to the pre-clearance provisions of this Section 4.

          Any Access Person or Founders Employee who desires to engage in a de minimis transaction (subject to the limits set forth in the preceding paragraph) shall complete the form attached hereto as Exhibit B prior to each such transaction, and return that form to the Legal Department.

          3. Any Access Person or Founders Employee who has obtained written approval to purchase a restricted security and who has purchased and continues to maintain the security in reliance upon such approval must disclose the investment to his or her Approval Officer in any instance in which the Access Person or Founders Employee is involved in consideration by the Fund or a Client of an investment in the issuer of the restricted security. In any such circumstance, the decision of a Fund or a Client to purchase an investment in the issuer of the restricted security must be reviewed independently by one or more investment personnel of Founders, selected by the Approval Officer, who have no personal interest in the issuer, who must execute written approval of the investment in the issuer prior to the investment's being made.


                      SECTION 5: SHORT-TERM TRADING PROFITS

          Every Access Person or Founders Employee who obtains a profit from a purchase and sale, or a sale and purchase, of the same or equivalent securities in which the individual has a beneficial ownership interest within sixty (60) calendar days shall disgorge such profit, with the profit to be allocated in whole or in part among Portfolios of the Fund as determined equitably by the Fund's board of directors (any portion of the profit not so allocated shall be allocated among Clients as determined by Founders' board of directors); provided, however, that such disgorgement of short-term trading profits shall not apply to "de minimis" transactions as defined in Section 4 of this Code of Ethics or to securities transactions of Access Persons or of Founders Employees under circumstances, determined in the sole discretion of the board of directors of the Fund, in which disgorgement of profits would be inequitable.


                   SECTION 6: POTENTIAL CONFLICTS OF INTEREST

GIFTS.

          No Access Person or Founders Employee shall give, seek or accept any gift, favor, or other item of value in excess of $100 to or from any person or entity having a direct or indirect business and/or professional relationship with the Fund or Founders or any affiliated entities of the Fund or Founders. No Access Person or Founders Employee shall participate individually or on behalf of Founders, a Client or the Fund, directly or indirectly, in any transaction involving the payment or receipt of any bribe or kickback, or the payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

TRIPS.

          Any trip to be taken by an Access Person or a Founders Employee must be approved in advance, by use of the form attached hereto as Exhibit C, if any portion of trip related expenses is to be paid by a broker, by a company whose securities are publicly traded, or by any other person or entity with which Founders may have a current or anticipated business relationship.

PREFERENTIAL TREATMENT.

          No Access Person or Founders Employee shall give, seek or accept any preferential treatment in dealings with any broker, dealer, portfolio company, financial institution, supplier or any other organization with which Founders transacts business or anticipates transacting business.

INVESTMENT ADVICE TO OTHERS.

          Access Persons and Founders Employees are strictly prohibited from acting jointly or individually in an investment advisory capacity for an account other than a Fund or Client.

OUTSIDE AFFILIATIONS.

          Access Persons and Founders Employees are prohibited from receiving direct or indirect compensation of more than minimal value as a result of services provided to any outside entity or from otherwise engaging in any outside for-profit business activities without first receiving the written approval of the Approval Officer on the form attached hereto as Exhibit D. The Legal Department shall retain copies of all such approvals.


                           SECTION 7: INVESTMENT CLUBS

          Notwithstanding any other provisions of this Code of Ethics to the contrary, family members, such as husband, wife, and other dependent relatives of an Access Person or a Founders Employee may participate in investment clubs or similar investment groups if, and only if, all of the following conditions are present and are adhered to:

             a. The Access Person or Founders Employee does not provide investment advice to the family member or to other club participants with respect to any security which is being considered for purchase or sale by the Fund or a Client or is being purchased or sold by the Fund or a Client.

             b. The family member immediately notifies the Access Person or Founders Employee when he or she is aware that the investment club has purchased or sold or is considering the purchase or sale of a security.

             c. Upon being notified by the family member in accordance with item
          (b), the Access Person or Founders Employee completes and signs Exhibit E and submits Exhibit E to the Approval Officer for acknowledgment. The Legal Department shall retain copies of all such forms.


          SECTION 8: SERVICE AS A DIRECTOR OF PUBLICLY TRADED COMPANIES

          No Access Person or Founders Employee shall be permitted to serve on the board of directors of a publicly traded company unless prior written authorization has first been obtained from the president of Founders. Approval of such service by the president shall be based upon a determination that the service is consistent with the interests of the Fund and its shareholders and the Clients. In instances in which authorization to serve is granted, the Access Person or Founders Employee serving as a director shall refrain from any direct or indirect involvement in the consideration for purchase or sale and in the purchase or sale by the Fund or a Client (i) of any securities of the company on the board of directors of which the Access Person or the Founders Employee serves as a director, or (ii) of any securities of an affiliate of such company.


          SECTION 9: BROKER ACCOUNTS AND BROKER CONFIRMATIONS

          1. Each Access Person and Founders Employee is required to provide the Legal Department with the name, address, and telephone number of any brokerage firm with which the Access Person or Founders Employee establishes or maintains a brokerage account or in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has any direct or indirect beneficial ownership, and the account number and registered owner designation of any such account. Such information as to existing brokerage accounts shall be provided upon filing of the initial written certification required of an Access Person and Founders Employee by use of the form attached hereto as Exhibit F. Such information with respect to the establishment of a new brokerage account not previously reported to the Legal Department shall be provided by the Access Person or Founders Employee to the Legal Department within ten days of establishment of the account.

          2. All Access Persons and Founders Employees are required to direct any broker effecting a transaction in any security in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has any direct or indirect beneficial ownership to provide the Legal Department with duplicate copies of the applicable trade confirmations and periodic account statements.


                       SECTION 10: REPORTING REQUIREMENTS

A.        INITIAL REPORT BY NEW ACCESS PERSON.

          Within ten (10) days of the date upon which an individual becomes an Access Person, the new Access Person shall provide the Legal Department with an initial report containing a list of all securities in which such Access Person or any member of such Access Person's household has any direct or indirect beneficial ownership. The list shall include the title and number of shares or interests of each security owned, each security's ticker symbol, if any, the date(s) of purchase of the security, and the price(s) paid for the security. The initial report shall also include all other information required by Rule 17j-1 of the Act. The initial report shall be made by use of a form similar to that attached hereto as Exhibit F.

B.        PERIODIC REPORTS BY ACCESS PERSONS AND FOUNDERS EMPLOYEES.

          1. Except as is otherwise provided in Section 10.B.2., every Access Person and Founders Employee shall report to the Legal Department the information described in paragraph 3 of this Section 10B with respect to transactions in any security in which such Access Person or Founders Employee or any member of such Access Person's or Founders Employee's household has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Such report shall be made by use of a form similar to that attached hereto as Exhibit G not later than ten days after the end of the calendar quarter in which the transaction occurred.

          2. An Independent Director shall be exempt from the reporting requirements imposed by Section 10.B.1. and need only report a transaction in a security if such Director, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a director of the Fund should have known, that during the 15-day period immediately preceding or after the date of the transaction by the Director, such security was purchased or sold by the Fund or was being considered by the Fund or Founders for purchase or sale by the Fund. Any such transaction should be reported to the Fund's counsel not later than ten (10) days after the end of the calendar quarter in which the transaction occurred.

          3. At the end of each calendar quarter, the Legal Department will provide each Access Person and Founders Employee who effected securities transactions during the quarter with a form similar to that attached as Exhibit G containing (i) the name of any broker, dealer, or other institution with which an account was established by the individual during the quarter and the date the account was established, and (ii) a list of all securities transactions for which the individual has submitted reports on Exhibits A and B during the quarter and/or for which broker trade confirmations of the individual's securities transactions have been received by the Legal Department during the quarter. The Access Person or Founders Employee is responsible for verifying the accuracy and completeness of the information on the report provided by the Legal Department and for adding (i) the identity of any broker, dealer, or other institution with which an account was established by the individual during the proceeding quarter which is not included on the report, and (ii) any transaction which was effected during the preceding quarter which is not included on the report. All reports shall contain the following information:

             a. The title of each security involved in the transaction, each security's ticker symbol, if any, the amount of each security purchased or sold, the date of the transaction, and the price at which the transaction was executed;

             b. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

             c. If the transaction was effected through a brokerage firm, a broker's confirmation of such transaction (unless the Legal Department already has received a copy of the confirmation);

             d. If no brokerage firm was involved in the transaction, an explanation of the circumstances surrounding the transaction and the manner in which the transaction was executed; and

             e. The name of the broker, dealer, or other institution with which an account was established and the date the account was established.

          4. Such reports and, if applicable, accompanying confirmations shall be retained by the Fund's counsel or the Legal Department for a period of at least six years.

          5. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

C.        ANNUAL REPORTS BY ACCESS PERSONS.

          On or before February 1 of each calendar year, each Access Person shall provide to the Legal Department a report ("Report") which shall include a list of all securities in which, as of the preceding December 31, the Access Person had any direct or indirect beneficial ownership interest. The list shall contain the title and number of shares or interests of each security owned, the date(s) of purchase of the security, and the price(s) paid for the security. The Report shall also include all additional information required by Rule 17j-1 of the Act. The Report shall be provided by use of a form similar to that attached hereto as Exhibit H.

D.        MONITORING OF PERIODIC AND ANNUAL REPORTS BY LEGAL DEPARTMENT.

          1. Upon receipt by the Legal Department of each periodic report provided pursuant to Sections 10.A. and 10.B., the Legal Department will review the report to determine whether the Access Person or Founders Employee may have engaged in possible violations of this Code of Ethics, paying particular attention to trading patterns and activities of the Access Person or Founders Employee which may identify potential infractions of this Code of Ethics.

          2. Upon receipt by the Legal Department of each annual report provided pursuant to Section 10.C., the Legal Department shall prepare a list of all securities shown on the reports and shall compare the list with records of securities purchased or sold by the Fund and by Clients during the prior twelve months. The Legal Department shall determine, based upon such comparison and upon any further review of any Access Person's securities transactions deemed necessary, whether any violations of this Code of Ethics may have occurred.

E.        WRITTEN CERTIFICATION.

          On a basis no less frequently than annually, each Independent Director of the Fund shall report to the Fund's counsel, and each other Access Person or Founders Employee shall be required to provide to the Legal Department, a written certification that the Access Person or Founders Employee has read and understands this Code of Ethics and recognizes that he or she is subject to certain terms and provisions thereof. Each Access Person and Founders Employee shall further be required annually to certify in writing that he or she has complied with the requirements of this Code of Ethics and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics. Attached hereto as
Exhibit I is the form to be used by Access Persons, other than Independent Directors, and by Founders Employees to comply with this certification.

F.        LEGAL DEPARTMENT REPORT.

          On a basis no less frequently than annually, the Legal Department shall prepare and, as to Premier, arrange to receive from an appropriate representative of Premier, a written report ("Report") to the board of directors of the Fund or to a standing committee of the board designated by the Independent Directors to receive such Reports, which shall provide the following information:

             a. A summary of existing procedures concerning investments in securities by all Access Persons and Founders Employees who are required to report their securities transactions to the Legal Department and any changes in such procedures which were implemented in the past six (6) months;

             b. Any issues arising under this Code of Ethics, the Premier Code of Ethics, or under the code of ethics of any investment adviser or affiliated principal underwriter of the Fund, including, but not limited to, material or recurring violations of this Code of Ethics, the Premier Code of Ethics, or any other code of ethics of any investment adviser or affiliated principal underwriter of the Fund committed by any access person or Founders Employee during the period from the most recent prior Report;

             c. Any recommended changes in existing restrictions or procedures to this Code of Ethics or to the Premier Code of Ethics based upon (i) the experience of the Fund, Founders, or Premier under their respective Codes of Ethics, (ii) the experience of any other investment adviser or affiliated principal underwriter of the Fund which may have a separate code of ethics, (iii) evolving industry practices, or (iv) developments in applicable laws or regulations; and

             d. A certification that the Fund, Founders, and Premier, and any other investment adviser or affiliated principal underwriter of the Fund, have adopted such procedures as are reasonably necessary to prevent any access person or Founders' Employee from violating any codes of ethics applicable to the entity.


                             SECTION 11: EXEMPTIONS

A.        EXEMPT TRANSACTIONS.

          The prohibitions of Section 3 of this Code of Ethics and the pre-transaction, short-term trading, and reporting requirements of Sections 4, 5, and 10B of this Code of Ethics shall not apply to:

          1. Purchases or sales of securities effected in any account over which an Access Person or Founders Employee has no direct or indirect influence or control;

          2. Purchases or sales which are non-volitional on the part of an Access Person or a Founders Employee, including transactions in accounts in which complete investment discretion has been delegated to a person or entity not an Access Person or a Founders Employee or a member of such Access Person's or Founders Employee's household;

          3. Purchases which are part of an automatic dividend reinvestment plan;

          4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          5. Purchases or sales of securities other than restricted securities which receive the prior approval of the president of Founders or such other senior officer as any such president may designate to grant such approval in his absence, because they are only remotely potentially harmful to the Fund or a Client since they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold, or held by the Fund or a Client.

B.        INDEPENDENT DIRECTOR AND FUND AFFILIATED OFFICER EXEMPTIONS.

          Notwithstanding any language in this Code of Ethics to the contrary, the initial public offering prohibition of Section 3, the provisions of Section 4.1, the provisions of Section 5, the provisions of Section 6, the provisions of
Section 7, the provisions of Section 8, and the provisions of Section 9 of this Code of Ethics shall not apply to Independent Directors or to Fund Affiliated Officers. The provisions of Section 10.A. and the provisions of Section 10.C. of this Code of Ethics shall not apply to Independent Directors.


             SECTION 12: DISSEMINATION, CORPORATE RECORD RETENTION,
                         DISCLOSURE, AND CONFIDENTIALITY

          1. Founders shall provide a copy of this Code of Ethics to all Access Persons and to all Founders Employees and shall inform such individuals of their duties and responsibilities imposed by this Code of Ethics, including their reporting responsibilities. Founders shall obtain a written certification from each Founders Employee stating that he/she has read, understands, and will comply with this Code of Ethics by use of the form attached hereto as Exhibit F.

          2. The Fund and Founders shall maintain for a six-year period in an easily accessible place the following records:

             a. A copy of this Code of Ethics;

             b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation;

             c. A copy of each report made by an Access Person or Founders Employee pursuant to this Code of Ethics;

             d. A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code of Ethics. Founders shall arrange for a list of all current Access Persons to be attached to this Code of Ethics as Appendix 1 and to be amended when necessary to add or delete Access Persons; and

             e. A list of Approval Officers. Founders shall arrange for a list of all current Approval Officers to be included on Appendix 1 and to be amended when necessary to add or delete Approval Officers.

          3. The prospectuses and/or the statements of additional information of the Fund shall provide disclosure with respect to the general policies and procedures applicable to Access Persons by this Code of Ethics, including specific disclosure with regard to the extent to which Access Persons are permitted to engage in personal securities transactions. Such disclosure shall further include a brief description of the procedures initiated by the Fund to address conflicts of interests occurring as a result of violations of this Code of Ethics, and shall include the manner in which a Fund investor may obtain a copy of the Code of Ethics, including the availability of the Code of Ethics from the public files of the Securities and Exchange Commission. Legal counsel for Founders and for the Fund are to review the disclosure for adequacy and are further directed to attach a copy of the Code of Ethics, the Premier Code of Ethics, and any other codes of ethics of the Fund's investment advisers and affiliated principal underwriters as exhibits to the Fund's registration statement.

          4. The Legal Department, Approval Officers, and other individuals who may receive (i) reports of securities transactions and/or securities holdings of Access Persons and (ii) other information with respect to Access Persons' and other Founders Employees' compliance with or violation of any provisions of this Code of Ethics shall receive and maintain the information in confidence. Such information shall only be disclosed to those persons or entities who have either a need or a legal obligation to receive such information or have the legal authority to be provided with the information. Persons and entities to whom such information may appropriately be disclosed include, but are not necessarily limited to, the directors of the Fund, the president of Founders, compliance, accounting, and legal personnel of the Fund and of Founders, Approval Officers, state and federal regulatory agencies, and appropriate representatives of the National Association of Securities Dealers, Inc.


                      SECTION 13: PERSONAL RECORD RETENTION

          Each Access Person and Founders Employee is encouraged to retain in his or her personal files for a period of at least six years broker's confirmations, monthly statements, or other appropriate information covering all personal securities transactions, and all transactions in securities effected by, for, or on behalf of any member of the Access Person's and Founders Employee's household, showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed, and the name and address of the executing broker or dealer, if any.


              SECTION 14: MATERIAL INSIDE (NON-PUBLIC) INFORMATION

          It is unlawful under the Securities Exchange Act of 1934 and SEC Rule 10b-5 thereunder for any person to trade or recommend trading in securities on the basis of material, inside (non-public) information. Founders has adopted a Policy Statement On Insider Trading, a copy of which is included as Appendix 3 and is incorporated herein by this reference. By acknowledging that they have read, understand and will comply with this Code of Ethics, Access Persons and Founders Employees are also acknowledging that they have read, understand and will comply with the attached Policy Statement on Insider Trading.


                             SECTION 15: VIOLATIONS

          1. Any Access Person or Founders Employee who becomes aware of a violation or apparent violation of this Code of Ethics by an officer, director, or employee of the Fund shall advise the president of Founders or the Fund's legal counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to the Fund's board of directors. The board shall determine whether a violation has occurred and, if so, will impose or, where applicable, recommend such sanctions, if any, as it deems appropriate, including verbal or written warnings, a letter of censure, suspension, termination of employment, or other sanctions. Prior to the final determination by the board of directors, Founders shall provide such investigation of a reported violation and shall make such recommendations to the board with respect thereto as Founders and/or the board shall deem advisable.

          2. Any Access Person or Founders Employee who becomes aware of a violation or apparent violation of this Code of Ethics by an officer, director, employee, or other access person of Founders who is not also an officer, director, or employee of the Fund shall advise the president, the Legal Department or Founders' legal counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to Founders' president or, if the violation or apparent violation involves Founders' president, Founders' chairman of the board of directors. Founders' president or chairman of the board, as appropriate, in consultation with the Legal Department (if not involved with the violation or apparent violation), shall determine whether a violation has occurred and, if so, will impose such sanctions, if any, as he or she may deem appropriate, including verbal or written warnings, a letter of censure, suspension, termination of employment, or other sanctions.

          3. In addition to any other sanctions which may be imposed upon an Access Person or a Founders Employee who has violated this Code of Ethics, and particularly in circumstances in which the violation involves the sale or purchase of a security, the Access Person or Founders Employee having engaged in the violation may be required either to unwind the purchase or sale transaction or, if that is impractical, disgorge all profits from the transaction. Any such profits are to be allocated in whole or in part among Portfolios of the Fund and Clients as determined equitably by the Fund's board of directors, if the sanction is imposed by the Fund's board, and by Founders' president or chairman of its board of directors, as appropriate, if the sanction is imposed by Founders.

          4. The Legal Department shall notify the Fund's board of directors, or a standing committee of the board designated by the Independent Directors, of violations of this Code of Ethics committed by an officer, director, employee, or other access person of Founders who is not also an officer or director of the Fund and of the sanctions, if any, which have been imposed by Founders upon the person having committed the violation. Such a report will be provided at the next regularly scheduled meeting of the Fund's board of directors following the determination of the occurrence of the violation.

          The Fund's board of directors will review the report and other presentations concerning the violation and the sanctions imposed with respect thereto, and may either:

             a. Take no further action; or

             b. Recommend reconsideration of the determination that a violation has occurred, the sanctions imposed with respect thereto, and/or of the allocation of any disgorgement, accompanied by specific suggestions for change in the actions taken by the chairman of the board or the president of Founders as the board of directors may deem appropriate.

          5. Upon receipt of a recommendation for reconsideration from the Fund's board of directors in accordance with item 4.b. above, the chairman of the board or the president of Founders, as applicable, will consider the directors' recommendations and will take such final action as he or she deems appropriate under the circumstances. A report of the action taken will be provided at the next regularly scheduled meeting of the Fund's board of directors.


                               SECTION 16: REVIEW

          1. The board of directors of the Fund, including a majority of the Fund's independent directors, shall approve this Code of Ethics, the Premier Code of Ethics, and the code of ethics of any other investment adviser and affiliated principal underwriter of the Fund, and any material changes to such codes of ethics.

          2. Approval of codes of ethics and any material changes thereto shall be based upon a determination that the codes contain provisions reasonably necessary to prevent access persons from engaging in conduct prohibited by Rule 17j-1 under the Act.

          3. Prior to approving a code of ethics, the directors of the Fund must receive a certification from the Fund and each Fund's investment adviser and affiliated principal underwriter that each entity has adopted procedures reasonably necessary to prevent access persons of the respective entity from violating the entity's code of ethics.

          4. Approval by the Fund's directors of the code of ethics of a Fund's investment adviser or affiliated principal underwriter must occur prior to the initial retention of services of the investment adviser or affiliated principal underwriter.1 Approval of material changes to a code of ethics must occur no later than six months after adoption of the material change.

          5. The general counsel of Founders is directed to advise the Fund's board of directors at their next regularly scheduled meeting of any material amendments to the code of ethics of any investment adviser or affiliated principal underwriter of the Fund.

          APPROVED AND AMENDED to be effective as of January 1, 2000, by vote of a majority of the directors of the Fund, including a majority of the Independent Directors, and by vote of the board of managers of Founders.

--------
1 Since the Fund has heretofore retained the services of its investment adviser and affiliated principal underwriter, this requirement will be satisfied by the approval by the Fund's directors of the codes of ethics of Founders and Premier by September 1, 2000.

                                   APPENDIX 1
                                       TO
                                 CODE OF ETHICS


                  LIST OF ACCESS PERSONS AND APPROVAL OFFICERS


    [Please contact Founders' Legal Department to obtain the current list of Access Persons and Approval Officers. This list can also be found on the
           Legal Department section of FNet, Founders' intranet site.]

                                   APPENDIX 2
                                       TO
                                 CODE OF ETHICS


          Reg. ss. 240.16a-1.

          (a) The term "beneficial owner" shall have the following applications:

          (2) ... the term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

             (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

             (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

                  (A) securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also ss. 240.16a-1(a)(4); [Amended in Release No. 34-29131 (P. 26,086A),
             effective May 1, 1991, 56 F.R. 19925.]

                  (B) a general partner's proportionate interest in the
             portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                      (1) the general partner's share of the partnership's
                  profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                      (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

                  (C) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                      (1) the performance-related fee, regardless of when
                  payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                      (2) equity securities of the issuer do not account for
                  more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                  (D) A person's right to dividends that is separated or
             separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                  (E) A person's interest in securities held by a trust, as
             specified in ss. 240.16a-8(b); and

                  (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

             (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

          (e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

                               GENERAL DEFINITIONS

Sec. 2.(a) When used in this title, unless the context other requires --

          [Control]

          (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

          [Government Security]

          (16) "Government security" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

          [Interested Person]

          (19) "Interested person" of another person means --

          (A) when used with respect to an investment company --

              (i) any affiliated person of such company,

              (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

              (iii) any interested person of any investment adviser of or principal underwriter for such company,

              (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

              (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

              (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

          (B) when used with respect to an investment adviser of or principal underwriter for any investment company --

              (i) any affiliated person of such investment adviser or principal underwriter,

              (ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

              (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

              (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

              (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

              (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any purpose for any period prior to the effective date of such order.

          [Security]

          (36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                   APPENDIX 3
                                       TO
                                 CODE OF ETHICS


                          FOUNDERS ASSET MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

INTRODUCTION

          Founders Asset Management LLC ("Founders") forbids any officer, director or employee from trading, either personally or on behalf of others (such as mutual funds or private accounts managed by Founders), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Any questions regarding this policy should be referred to Founders' General Counsel (the "Reviewing Officer").

A.        WHAT IS "INSIDER TRADING"?

          "Insider trading" refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security. Insider trading violations may also include "tipping" such information, securities trading by the person "tipped" and securities trading by those who misappropriate such information. Examples of insider trading cases that have been brought by the SEC are cases against: corporate officers, directors, and employees who traded the corporation's securities after learning of significant, confidential corporate developments; friends, business associates, family members, and other "tippees" of such officers, directors, and employees, who traded the securities after receiving such information; employees of law, banking, brokerage and printing firms who were given such information in order to provide services to the corporation whose securities they traded; government employees who learned of such information because of their employment by the government; and other persons who misappropriated, and took advantage of, confidential information from their employers.

          Because insider trading undermines investor confidence in the fairness and integrity of the securities markets, it is imperative that all employees and officers understand and comply with this legal requirement. The penalties for insider trading are severe and the SEC considers insider trading violations as one of its enforcement priorities.

B.        WHAT IS "MATERIAL INFORMATION"?

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, significant merger or acquisition proposals or agreements, significant new products or discoveries, major litigation, liquidation problems, and extraordinary management development. Individuals should exercise caution when questioning the materiality of the information provided and should contact the Reviewing Officer for clarification of its materiality.

C.        WHAT IS NONPUBLIC INFORMATION?

          Nonpublic information, often referred to as "insider information," is information that has not been communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICE, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

D.        PENALTIES FOR INSIDER TRADING

          Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

          o civil injunction
          o treble (i.e., triple) damages
          o disgorgement of profits
          o jail sentence
          o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
          o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

          Any violation of this policy statement can be expected to result in serious sanctions by Founders, including termination of employment.

E.        RELEVANT TOPICS

          CONTACT WITH PUBLIC COMPANIES

          For Founders, contact with public companies represents an important part of its research efforts. Investment decisions may be made by Founders on the basis of conclusions formed through such contact and analysis of publicly available information. Difficult legal issues arise, however, when directors, officers or employees of Founders become aware of material nonpublic information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In order to protect Founders and yourself, you must contact the Reviewing Officer if you believe you have received material, nonpublic information.

          TENDER OFFERS

          Tender offers represent a particular concern in the law of insider trading. Tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is also more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Officers, directors, and employees of Founders should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

F.        PROCEDURES TO PREVENT INSIDER TRADING

          The following procedures have been established to aid the officers, directors, and employees of Founders to avoid insider trading, and to aid Founders in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and employee of Founders must follow these procedures or risk serious sanctions including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures you should consult the Reviewing Officer.

          IDENTIFYING INSIDE INFORMATION

          Before trading for yourself or others, including mutual funds and privately managed accounts managed by Founders, in the securities of a company about which you have potential inside information, ask yourself the following questions:

             i. Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the security if generally disclosed?

             ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET Journal, or other publications of general circulation?

          If, after consideration of the above, you believe that the information may be material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you MUST take the following steps:

             i. Do NOT purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Founders.

             ii. Report the matter immediately to the Reviewing Officer. If the Reviewing Officer is not available and an immediate determination is necessary, such judgment may be made by the President of Founders or its outside legal counsel.

             iii. Do not communicate the information inside or outside Founders, other than to the designated Reviewing Officer, the President of Founders, or Founders' outside legal counsel.

             iv. After the Reviewing Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading or communicating the information received, or you will be allowed to trade and communicate the information.

G.        RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

          Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Founders, with the exception of Founders' Reviewing Officer, the President of Founders, or Founders' outside legal counsel. In addition, care should be taken so that such information is handled in a manner which Founders employees and others cannot access. For example, physical documents containing such information should be placed in a locked file cabinet and computer files should be password protected and restricted from access.

H.        PERSONAL SECURITIES TRANSACTIONS

          All Founders employees are required to obtain pre-clearance for securities transactions in which they have a beneficial interest. Please refer to the Code of Ethics or contact Founders' Legal Department for details regarding how to obtain prior approval. By requesting approval to engage in a personal securities transaction, an individual is also certifying that they are not acting on inside information.


                                                                      MEMORANDUM
[LOGO]Founder


TO:     All Employees

FROM:   Ken Christoffersen

DATE:   June 2, 1998

RE:     Addendum to the Code of Ethics
--------------------------------------------------------------------------------

At its May 28 meeting, the Board of Managers of Founders Asset Management LLC adopted the attached "Restrictions on Transactions in Mellon Securities" as an addendum to the Founders Code of Ethics. Please read this addendum and keep it with your copy of the Code of Ethics.

The addendum contains a number of provisions relating to trading in the securities of Mellon Bank Corporation that are required because Mellon is a public company. These restrictions apply to all employees of Mellon and its subsidiaries (referred to as "associates" in the document), other than outside consultants or temporary employees. These restrictions apply to all Founders employees effective immediately.

If you have any questions concerning the attached addendum, please feel free to contact Allen French or me.

                                                  ADDENDUM TO THE CODE OF ETHICS
                                                                    MAY 28, 1998


                RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

Associates who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the associate's own account and in all other accounts over which the associate could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

o   Short Sales--Short sales of Mellon securities by associates are prohibited.

o Sales Within 60 Days of Purchase--Sales of Mellon securities within 60 days of acquisition arE prohibited. For purposes of the 60-day holding period, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In cases of extreme hardship, associates (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is precleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

o Margin Transactions--Purchases on margin of Mellon's publicly traded securities by associates iS prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

o Option Transactions--Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other associate option plans are exempt from this restriction.

o Major Mellon Events--Associates who have knowledge of major Mellon events that have not yet beeN announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the associate believes the event does not constitute material nonpublic information.

o Mellon Blackout Period--Associates are prohibited from buying or selling Mellon's publicly tradeD securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, associates (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

BENEFICIAL OWNERSHIP--The provisions discussed above apply to transactions in the associate's own name and to all other accounts over which the associate could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;

o accounts of any other member of the associate's household (e.g., a relative living in the same home);

o trust accounts for which the associate acts as trustee or otherwise exercises any type of guidance or influence;

o   Corporate accounts controlled, directly or indirectly, by the associate;

o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the associate; and

o   any other account for which the associate is the beneficial owner.

                                                                       EXHIBIT A

                  REQUEST FOR APPROVAL OF SECURITY TRANSACTION
                               IN PERSONAL ACCOUNT

NAME: __________________________________________________________________________

DATE: ___________________________________

BUY: ___________________        SELL: ___________________

AMOUNT OR SHARES: ____________________________  PRICE: _________________________

NAME OF SECURITY: ______________________________________________________________

BROKER: _______________________________________

*Address: _____________________________________
          _____________________________________

*Telephone: ___________________________________
*Account No.: ___________________  *Registered Owner: __________________________

THIS IS A NEW ISSUE:  _______ YES   ________  NO
THIS IS A SECONDARY:  _______ YES   ________  NO

I have not acted on inside information.

I have verified that the security described above is not being considered for purchase or sale by a Client or Fund and is not being purchased or sold by a Client or Fund. I have further verified that the security has not been purchased or sold by a Client or Fund at any time during the SEVEN days prior to the date set forth above.

EMPLOYEE SIGNATURE:  ___________________________________________________________

CONFIRMATION  THAT  SECURITY  HAS NOT BEEN  PURCHASED OR SOLD WITHIN PRIOR SEVEN
DAYS:

_____________________________________
_____________________________________     Date: ________________________________
Trading Department

APPROVED BY: ________________________**   Date: ________________________________
               Approval Officer

*  Complete if not previously provided.
** The Approval Officer Line must be signed by Tom Arrington, Rob Ammann, Scott Chapman, or Doug Loeffler. Transactions must be approved by an Approval Officer other than the employee effecting the transaction. No other Founders personnel are authorized to approve this transaction.

                                                                       EXHIBIT B


                     NOTIFICATION OF INTENTION TO ENGAGE IN
                             DE MINIMIS TRANSACTION


NAME: __________________________________________________________________________

DATE: __________________________________________________________________________

BUY: __________     SELL: __________

AMOUNT OR SHARES: ________________________________ (cannot exceed the greater of 100 shares or $5,000 per transaction)

NAME OF SECURITY: ______________________________________________________________

BROKER: _____________________________________________

*Address: ___________________________________________
          ___________________________________________

*Telephone: _________________________________________

*Account No.: _________________     *Registered Owner: _________________________

I have not acted on inside information.

I am not involved in buying or selling this security for any Founders mutual fund or private account client.

I have attached information confirming that this security is issued by a company with a market capitalization of at least $1 billion and has an average daily trading volume of at least 100,000 shares.

EMPLOYEE SIGNATURE: ____________________________________________________________

ACKNOWLEDGED:

_________________________________     Date: ____________________________________
Legal Department

*Complete if not previously provided.

                                                                       EXHIBIT C

                             APPROVAL FORM FOR TRIPS
              WHERE A PORTION OF THE COST IS PAID BY A THIRD PARTY


Name of Founders Employee: _____________________________________________________

Name of Person or Entity paying for any portion of the trip: ___________________

________________________________________________________________________________

Type of Entity:

     [ ]  broker

     [ ]  publicly traded company

     [ ] person or entity with which Founders may have a current or anticipated business relationship

     [ ]  other

Purpose for trip: ______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

The foregoing trip is hereby:

    [ ] Approved     [ ] Disapproved

FOUNDERS ASSET MANAGEMENT LLC

By: _________________________*     By: _________________________*

Dated: ______________________      Dated: ______________________



* Must be signed by Department Manager and Founders Chief Executive Officer.

                                                                       EXHIBIT D

                     APPROVAL FORM FOR OUTSIDE EMPLOYMENT OR
                                BUSINESS ACTIVITY


Name of Founders Employee: _____________________________________________________

Name of Outside Employer: ______________________________________________________
(If self-employed, please so indicate.)

Type of Business: ______________________________________________________________

Brief Job Description: _________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Typical Weekly Work Schedule: __________________________________________________

________________________________________________________________________________

The foregoing employment/business activity is hereby:

    [ ] Approved     [ ] Disapproved

FOUNDERS ASSET MANAGEMENT LLC

By: ______________________________*

Dated: ___________________________

CC:     Department Manager of Employee
        Human Resources

* Must be signed by Founders Chief Executive Officer or Ken Christoffersen following consultation with Department Manager.

                                                                       EXHIBIT E

                  NOTIFICATION OF POSSIBLE SECURITY TRANSACTION
                                       BY
                        INVESTMENT CLUB OR SIMILAR ENTITY


Name of Investment Club: _______________________________________________________

Name of Employee: ______________________________________________________________

Name of Family Member: _________________________________________________________

Name of Security: ______________________________________________________________

[ ] Buy

[ ] Sell



Employee Signature: ____________________________________________________________

Date: __________________________________________________________________________


This form must be acknowledged by Tom Arrington, Rob Ammann, Scott Chapman, or Doug Loeffler, and returned to the Legal Department.


ACKNOWLEDGED:


___________________________
Approval Officer

                                                                       EXHIBIT F

                          FOUNDERS ASSET MANAGEMENT LLC
                                 CODE OF ETHICS
                                 INITIAL REPORT

By my signature below, I certify that I have received and read a copy of the Code of Ethics for Founders Asset Management LLC (the "Code"), including, without limitation, the Policy Statement on Insider Trading, and that I understand the provisions and requirements of the Code as they apply to me. In addition, I certify that the information provided herein with respect to brokerage accounts and securities holdings is accurate and complete. I agree to comply with all of the terms and provisions of the Code which are applicable to me, and to disclose or report all personal securities transactions and other information required to be disclosed or reported pursuant to the requirements of the Code.

BROKERAGE ACCOUNTS. [Applicable to all employees.] The information provided below is for all brokerage accounts in which I or any member of my household has any direct or indirect beneficial ownership. I agree to notify the Legal Department within ten days of the establishment of a new brokerage account not previously reported to the Legal Department.

[ ] I have no brokerage accounts to report at this time.

[ ] The following brokerage accounts are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm: ________________________________________________________

Address: ________________________________________  Telephone: __________________

Registered Owner Designation: ____________________ Account No.: ________________

SECURITIES. [Applicable to Access Persons only.] The information provided below is for all securities in which I or any member of my household has any direct or indirect beneficial ownership.

[ ] I have no securities to report at this time.

[ ] The following securities are ones in which I or a member of my household have direct or indirect beneficial ownership (use additional copies of this form if necessary):

Name of    Ticker   Number      Date        Transaction Price   Principal Amount
Security   Symbol   of Shares   Purchased   (Equity Security)   (Debt Security)
--------   ------   ---------   ---------   -----------------   ----------------





Employee Signature ____________________________________  Date: _________________

Print Name:  __________________________________________


                                 REPORT OF OCCURRENCE OF SECURITIES TRANSACTIONS                            EXHIBIT G
                        AND INITIATION OF BROKERAGE ACCOUNTS WITHIN LAST CALENDAR QUARTER

---------------------------------------------------------------------------------------------------------------------
|           |               |        |             | INTEREST    |             |           |                        |
|           |               |        |             | RATE/       | TRANSACTION | PRINCIPAL |                        |
|           |               |        |     DATE    | MATURITY    | PRICE       | AMOUNT    |                        |
| AMOUNT OR |               | TICKER |             | DATE (IF    | (EQUITY     | (DEBT     |                        |
|  SHARES   | SECURITY NAME | SYMBOL | BOUGHT SOLD | APPLICABLE) | SECURITY)   | SECURITY) | NAME OF DEALER OR BANK |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|
|           |               |        |       |     |             |             |           |                        |
|-----------|---------------|--------|-------|-----|-------------|-------------|-----------|------------------------|

The above is a record of one or more purchase or sale transactions in securities in which I have acquired or disposed of a direct or indirect beneficial ownership in the last calendar quarter, as more fully defined in the Fund's and Founders' Codes of Ethics.

BROKERAGE ACCOUNTS. In the past quarter, I established the brokerage account(s) described below, which have not previously been reported to the Legal Department.

[ ] I have no brokerage accounts to report at this time.

[ ] The following brokerage accounts have been established in the last calendar quarter and are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm: ________________________________________________________
Address: ____________________________________________  Telephone: ______________
Registered Owner Designation: _______________________  Account No.: ____________
Date of Establishment of Account: ___________________

DATE: ___________________________     SIGNATURE: _______________________________
                                      Print Name: ______________________________

Note 1. If the transaction is other than a sale or purchase, please explain the transaction on a separate page.

Note 2. If no broker or bank was involved in the transaction, describe on a separate page the circumstances surrounding the transaction and the manner in which the transaction was executed.

Note 3. If a broker was involved in the transaction, a copy of the broker's confirmation of the transaction is attached or has previously been received by Founders' Legal Department.

Note 4. This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transactions reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

                                       REPORT OF SECURITIES OWNERSHIP                                     EXHIBIT H
                               REPORT OF ESTABLISHMENT OF BROKERAGE ACCOUNTS

                                FOR CALENDAR YEAR ENDING DECEMBER 31, _____


-------------------------------------------------------------------------------------------------------------------
|           |               |        |               |              |         CHECK TYPE OF ACCOUNT               |
| AMOUNT OR |               |  DATE  |  TRANSACTION  |   PRINCIPAL  |                                             |
|  SHARES   | SECURITY NAME | BOUGHT | PRICE (EQUITY | AMOUNT (DEBT |            HOUSEHOLD    FIDUCIARY OR OTHER  |
|           |               |        |   SECURITY)   |   SECURITY)  | PERSONAL    MEMBER     BENEFICIAL OWNERSHIP |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|
|           |               |        |               |              |          |           |                      |
|-----------|---------------|--------|---------------|--------------|----------|-----------|----------------------|

The above is a listing of every security in which I have any direct or indirect beneficial ownership as of the end of the above-described calendar year, as more fully defined in the Fund's and Founders' Codes of Ethics.

BROKERAGE ACCOUNTS.  I currently have the brokerage account(s) described below.

[ ] I have no new brokerage accounts to report at this time.

[ ] The following brokerage accounts have been established and are maintained by me or a member of my household (use additional copies of this form if necessary):

Name of brokerage firm: ________________________________________________________
Address: ____________________________________________  Telephone: ______________
Registered Owner Designation: _______________________  Account No.: ____________
Date of Establishment of Account: ___________________

DATE: ___________________________     SIGNATURE: _______________________________
                                      Print Name: ______________________________


Note 1. This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities listed above which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

                                                                       EXHIBIT I


                          FOUNDERS ASSET MANAGEMENT LLC
                     CODE OF ETHICS COMPLIANCE CERTIFICATION


By my signature below, I certify that I have received and read a copy of the Code of Ethics for Founders Asset Management LLC (the "Code"), including, without limitation, the Policy Statement on Insider Trading, that I understand the requirements of the Code, and that I recognize that I am subject to the provisions of the Code. I also certify that as of the date below, I have complied with the requirements of the Code and have disclosed or reported all personal securities transactions and other information required to be disclosed or reported pursuant to the requirements of the Code.


Employee Signature ______________________________  Date ________________________

Print Name ______________________________________

                                     NEWTON
                                PERSONAL ACCOUNT
                                  DEALING RULES

                                       AND

                                 CODE OF ETHICS


CONTENTS:

A    BACKGROUND

     1.   Why do these rules exist?

B    GENERAL APPLICATION

     2.   Who do these rules apply to?
     3.   Access Persons
     4.   What transactions do these rules cover?
     5.   Derivatives
     6.   Investment Clubs
     7.   Spread Betting

C    DEALING IN MELLON SECURITIES

     8.   Dealing Restrictions
     9.   Knowledge of Major Mellon Events
     10.  Mellon Closed Period

D    NEWTON POLICY & YOUR OBLIGATIONS

     11.  Newton Policy
     12.  Your Obligations

E    ESTABLISHING & OPERATING YOUR PERSONAL ACCOUNT

     13.  Dealing Methods
     14.  In House - Quasar Account
     15.  In House - Execution Only
     16.  In House - Discretionary Accounts
     17.  External Broker

F    OBTAINING APPROVAL TO DEAL

     18.  Completing a PA Deal Slip
     19.  Obtaining Approval to Deal

G    GENERAL DEALING RESTRICTIONS

     20.  60-Day Trading Profit Prohibition
     21.  Black Out Period
     22.  De Minimis Exemption

H    DISGORGEMENT POLICY

     23.  What is disgorgement and why do we have it?
     24.  How does it work?

I    PRIVATE PLACEMENTS AND IPOS

     25.  Definitions
     26.  The Approval Process

J    INVESTMENT ETHICS COMMITTEE ("IEC")

     27.  Purpose of IEC
     28.  Operation of IEC

K    CONTEMPORANEOUS DISCLOSURE

     29.  Purpose of the Requirement
     30.  How does it work?
     31.  De Minimis Exemption

L    HOLDINGS & TRANSACTION REPORTS

     32.  The Requirement
     33.  What is Covered by this Requirement
     34.  Initial Holdings Report
     35.  Quarterly Transaction Report
     36.  Annual Holdings Report

M    MONITORING COMPLIANCE WITH THESE RULES

     37.  Internal Monitoring
     38.  UK Regulators
     39.  US Regulators
     40.  Clients



===============================================================================
                                IMPORTANT NOTICE:

       FAILURE TO COMPLY WITH THESE RULES IS A BREACH OF YOUR CONTRACT OF
       EMPLOYMENT WITH NEWTON. A SERIOUS BREACH WOULD BE TREATED AS GROSS
        MISCONDUCT IN ACCORDANCE WITH THE NEWTON DISCIPLINARY POLICY AND
                            COULD LEAD TO DISMISSAL.

        FURTHERMORE, A BREACH OF THESE RULES MAY ALSO BE A BREACH OF THE
        IMRO RULES OR US REGULATIONS. REGISTERED INDIVIDUALS ARE REMINDED
          THAT IMRO HAS UNLIMITED POWERS TO DISCIPLINE INDIVIDUALS FOR
       BREACHES OF THEIR RULES. ALSO, US REGULATORS (E.G. THE SEC AND THE
       FEDERAL RESERVE BANK) HAVE POWERS TO SANCTION FIRMS AND INDIVIDUALS
                         WHO VIOLATE THEIR REGULATIONS.

===============================================================================




A.   BACKGROUND

1.   WHY DO THESE RULES EXIST?

     1.1. Newton, together with all investment management companies in the UK, has an obligation to ensure that its staff comply with the financial services industry code of conduct in respect of dealing in investments on their personal account. In the UK this code is embodied in the IMRO rules and is strictly enforced by Newton.

     1.2. As a part of Mellon Financial Corporation ("Mellon") and as managers of US client portfolios, Newton is also required to comply with a number of US regulations which impact on personal account dealing ("PA dealing") activities.

     1.3. The main aim of the rules is to ensure that when employees of investment management companies deal on their own accounts they do not conflict with their employer's fiduciary responsibility to its clients. In other words, clients' interests must always come first, ahead of those of Newton staff.

     1.4. It is impossible to lay down detailed rules to suit all situations and members of staff will be expected to use their own common sense in applying these rules. It is important that we comply with the spirit as well as the letter of the regulations. If in doubt please contact the Compliance department or the Dealing director.

B.   GENERAL APPLICATION

2.   WHO DO THESE RULES APPLY TO?

     2.1. NEWTON DIRECTORS AND EMPLOYEES - The rules apply to all directors and employees of Newton. This includes non-executive directors and contractors/consultants working on-site for prolonged periods and any other individuals who, through their involvement with Newton, are likely to come into contact with the company's investment information.

          -----------------------------------------------------------

          PLEASE NOTE THAT THROUGHOUT THESE RULES ANY REFERENCES TO PA DEALS ALSO INCLUDE DEALS EXECUTED ON BEHALF OF CONNECTED PERSONS.

           -----------------------------------------------------------

     2.2. CONNECTED PERSONS - The securities holdings and transactions of "Connected Persons" also come within these rules. Connected Persons are essentially close relatives and associates of the staff member. The IMRO Rules give the following definition:

          "anyone connected by reason of a domestic or business
          relationship ..... such that the officer or employee has influence over that person's judgement as to how to invest his property or exercise any rights attaching to his investments."

          This definition would obviously include partners and minor children but goes beyond this to include anyone that an employee could in some way influence or control. This could include, for example, a trust of which a member of staff is a trustee. If you are in any doubt as to who falls within this definition you should contact the Compliance department for clarification.

          Please note that although it is necessary to report all dealings for Connected Persons it may not be appropriate/permissible for their deals to be executed through the in-house dealing facility. In this case you should comply with the requirements of paragraph 17 in respect of using external brokers.

     2.3. TEMPORARY STAFF - Temporary staff are not entitled to use the in-house dealing facility but must comply with paragraph 17 in respect of dealings with external brokers.

3.   ACCESS PERSONS

     3.1. Under US regulations we are required to maintain a register of those members of staff who are classified as Access Persons for the purposes of the US Investment Company Act of 1940. Access Persons are essentially any individuals who are involved in making investment decisions, or are aware of them being made, for US Investment Companies (Mutual Funds), for example:

           -  Research analysts & fund managers
           -  Dealers (Including the Allocations team)
           -  Trade Operations staff
           -  Directors and officers of Newton Capital
              Management Limited

     3.2. If you are an Access Person you will be notified accordingly. At present, the only additional obligation under these rules, for individuals classified as Access Persons, is the requirement to produce holdings reports in accordance with Section L of these rules.

4.   WHAT TRANSACTIONS DO THESE RULES COVER?

     4.1. The rules cover the purchase and sale of all investments on your own account or the account of a Connected Person unless specifically excluded.

     4.2. Examples of investments covered by the rules:

          - Shares (of any class, listed & unlisted) including shares in Investment Trusts and the Newton Corporate Money Fund Limited.
          - Bonds, debentures and UK government securities
          (i.e. gilts)
          - Warrants
          - Futures, options & contracts for differences
          - Units in unauthorised unit trusts
          - Securities listed above held through a PEP or ISA.

          This list is not exhaustive. If you have any queries, please contact Compliance for clarification.

     4.3. Investments to which the rules do not apply:

          - Units in authorised unit trusts and shares in OEICs incorporated in the UK
          -  Life assurance policies

5.   DERIVATIVES

     5.1. For the purposes of these rules derivatives include futures, options and contracts for difference.

     5.2. Mellon discourages employees from engaging in short-term or speculative trading.

     5.3. Newton does not have a facility for operating futures and options accounts for staff members. Accordingly, if you wish to deal in these securities you will need to establish your own dealing arrangements with an external broker. Please ensure that you follow the requirements of paragraph 17 below.

6.   INVESTMENT CLUBS

     6.1. These rules cover situations where a staff member (or Connected Person) is the beneficiary of a joint investment arrangement and is involved in the investment decision making process in respect of that arrangement e.g. Investment Clubs where a number of individuals pool their cash and make collective investment decisions to deal in investments (as defined in paragraph 4.2 of these rules).

     6.2. Staff members involved in such arrangements should follow the requirements of paragraph 17 of these rules.

7.   SPREAD BETTING

     7.1. These rules cover situations where staff members (or Connected Persons) are involved in spread betting arrangements (e.g. IG Index) where the bet is based on investments (as defined in paragraph 4.2 of these rules).

     7.2. Staff members involved in such arrangements should follow the requirements of paragraph 17 of these rules.

C.   DEALING IN MELLON SECURITIES

8.   DEALING RESTRICTIONS

     8.1. Staff who deal in securities issued by Mellon Financial Corporation ("Mellon securities") should be aware of the sensitivities relating to such transactions and need to avoid any suggestion of impropriety.

     8.2. The following restrictions apply to all PA dealing activity (including Connected Persons) in Mellon's publicly traded securities:

          8.2.1. Short sales (i.e. the sale of a security which you do not own at the time of the sale) of Mellon securities are prohibited.

          8.2.2. Purchases of Mellon securities on margin are prohibited.

          8.2.3. Option transactions involving Mellon securities are prohibited (NB: separate arrangements exist for the sale of share options granted under employee incentive schemes).

9.   KNOWLEDGE OF MAJOR MELLON EVENTS

     9.1. Staff who have knowledge of major Mellon events are prohibited from dealing in Mellon securities before the event is publicly announced. This restriction applies even if you believe that the event does not constitute price sensitive information.

10.  MELLON CLOSED PERIOD

     10.1. Staff are prohibited from dealing in Mellon securities during a closed period. Closed periods begin on the 16th day of the last month of each calendar quarter and end three business days after Mellon publicly announces the financial results for that quarter.

D.   NEWTON POLICY & YOUR OBLIGATIONS

11.  NEWTON POLICY

     Newton staff may deal on their own account provided that the following principles are observed:

     11.1. Client conflicts are always avoided regardless of any disadvantage that may arise to the staff member.

     11.2. Investment decisions are made prudently without excessive financial outlay or exposure to unreasonable personal risk.

     11.3. Personal account dealing must not interfere with your normal duties. You should be aware that such transactions involve other staff, such as the dealers and the trade operations section, in extra work and you should be careful not to deal in such a way as to disrupt these people in the performance of their duties. Client interests are paramount. In circumstances where the processing of staff transactions may affect the timely handling of client orders, staff deals will be deferred until adequate resources are available.

12.  YOUR OBLIGATIONS

     12.1. Read and understand these rules. If you are unclear about any aspect of the rules you should contact Compliance for clarification.

     12.2. Follow the procedures set out in these rules for arranging your PA deals. Please remember that "PA deals" include deals for Connected Persons.

     12.3. Do not deal on insider information (see Compliance Manual module 3). Dealing on inside information is a criminal offence which carries severe penalties with a maximum of an unlimited fine and 7 years imprisonment.

     12.4. Ensure that to the best of your knowledge your decision to deal will not conflict with the interests of any Newton clients. Dealing ahead of known or expected client deals would be treated as a conflict of interest.

     12.5. Comply with the dealing restrictions set out in Section G below.

     12.6. Do not transact directly with clients who have portfolios under discretionary management with Newton.

E.   ESTABLISHING & OPERATING YOUR PERSONAL ACCOUNT

13.  DEALING METHODS

     13.1. All staff are expected to deal in-house. There are 3 types of in-house arrangements and these are described below.

     13.2. In exceptional circumstances (e.g. investment in a product that Newton does not offer) Compliance may grant permission to deal with an external broker. Permission will not be granted on the grounds of a cheaper service being available through an external broker. The rules relating to external brokers are in paragraph 17 below.

     13.3. A dealing charge (currently (pound)15) is levied on all in-house deals. Staff should be aware that dealings in certain instruments and in certain markets can entail more work and expense to the company. Newton retains the right to levy a higher than the standard charge in these circumstances to recoup these extra costs.

14.  IN HOUSE - QUASAR ACCOUNT

     14.1. The in-house dealing facility is only available to members of staff and their immediate families (i.e. spouses, including common law partners, and dependent children). You may operate accounts in the name of these family members but you are not permitted to operate more than one account in your own name.

     14.2. Before you can commence PA dealing you must first open a Quasar account (Quasar is the computerised investment accounting system used by Newton). The procedure for opening an account simply involves contacting the Standing Data Supervisor (PIM Operations team, Edinburgh) who will arrange for an account to be set up and will notify you of your Quasar account number. You must quote your Quasar account number on all PA Deal Slips.

     14.3. Quasar account names should clearly identify the beneficial owner of the account. You are not permitted to share Quasar accounts with other individuals (staff or non staff).

     14.4. Cash Management - As your Quasar account forms part of the Newton general clients pooled account, IT IS IMPERATIVE THAT YOUR ACCOUNT DOES NOT BECOME OVERDRAWN. To minimise the risk of an overdraft, the following requirements apply:

          14.4.1. You must ensure that sufficient cash is always available to meet any transaction obligations.

          14.4.2. Unless you are funding a purchase through the sale of another security (see 14.4.3 below), sufficient cash must be in your account on the day a purchase transaction is actually effected. YOU CANNOT WAIT UNTIL THE SETTLEMENT DATE TO PROVIDE FUNDS.

          14.4.3. If you are selling a holding to raise funds to pay for a purchase (or to make a cash withdrawal) you must allow two clear business days after the sale transaction is due to settle before the purchase transaction settlement date (or withdrawing the cash). You are responsible for checking that the sale proceeds have arrived into your account before the purchase transaction/cash withdrawal is paid for/made. If funds have not been received then you will be required to fund the shortfall forthwith (or be prohibited from withdrawing the cash).

          14.4.4. Special care should also be taken to ensure that adequate funds are available, at least two clear business days, before payment is due, to meet any cash obligations e.g. calls on part paid shares or warrants.

          14.4.5. You are not able to offset shortfalls in one account with credit balances in a related account (e.g. your spouses account). Each account must be treated independently for the purposes of avoiding overdrafts.

     14.5. Please note that with a Quasar account your assets will be held in safe custody by the Bank of New York (Europe) along with those of Newton clients.

15.  IN HOUSE - EXECUTION ONLY

     15.1. This arrangement exists for staff wishing to sell securities where they already hold the share certificates (i.e. not held through Quasar).

     15.2. Because of the extra work required to process these deals, and the subsequent cost to the firm, the purchase of securities through this arrangement is discouraged and will only be permitted in exceptional circumstances.

     15.3. When completing a PA Deal slip (see paragraph 18 below) you will need to record the fact that you do not hold the security on Quasar. Certificates and stock transfer forms must be passed to the Transitions Manager on the day that the deal is effected. You will receive contract notes and payment by cheque directly from the brokers.

     15.4. Where permission has been given to register stock in your own name outside of the Quasar system, you should provide details of your full name and address in the appropriate section of the PA Deal slip.

16.  IN HOUSE - DISCRETIONARY ACCOUNTS

     16.1. A staff member may become a discretionary portfolio management client of Newton. In this case staff must sign a full client agreement and the fee basis will be subject to negotiation. The portfolio will be managed on a discretionary basis by a fund manager (other than the staff member) and will rank equally with other discretionary clients.

     16.2. The staff member should in no way seek to influence the fund manager as regards specific investment decisions. Staff portfolios managed in this way will not be subject to these PA dealing rules (other than Section L).

17.  EXTERNAL BROKER

     17.1. In order to utilise the services of an external broker staff must comply with the conditions set out below.

          17.1.1. You must obtain prior consent from Compliance to use the services of an external broker.

          17.1.2. You must inform the broker that you are an employee of Newton.

          17.1.3. You must instruct the broker to forward a copy contract note in respect of every deal directly to the Newton Compliance department forthwith upon completion of the trade.

          17.1.4. You are not permitted to accept from the broker any credit or special dealing services without first receiving specific consent from the Newton Compliance department.

          17.1.5. For each transaction, before instructing the broker to deal, you must complete the "External Broker Approval Form" which will enable the Dealing director to check that your proposed deal will not conflict with any known client deals.

F.   OBTAINING APPROVAL TO DEAL

18.  COMPLETING A PA DEAL SLIP

     18.1. Before the transaction can be arranged you will need to complete a PA Deal slip (blue for purchase, pink for sale) which is available from the Dealing Room in London. Please ensure that you give full details of the stock that you intend to deal in. If a deal is done in the name of a Connected Person, the name of the member of staff must also be stated on the deal slip.

     18.2. Staff members with portfolio management responsibilities for US Investment Companies (Mutual Funds) will also be required to complete a separate declaration form before the transaction can be arranged.

     18.3. You are required to sign the declaration on the PA Deal slip for each deal. You have a duty to report any potential conflicts with clients' interests that you are aware of to the Dealing director at the time you are seeking approval to deal. Specific examples of such conflicts include:

          o Research personnel making a recommendation that could reasonably be expected to result in a transaction for a client portfolio in respect of the stock that they are seeking approval to deal for their own account.

          o Fund managers who are contemplating dealing on behalf of clients in a stock that they are seeking approval to deal in.

          o Other staff who may have become aware of any intention of Newton to trade in a stock in which they seek approval to deal.

     18.4. This list is not exhaustive. If you are uncertain about the risk of such a conflict of interest please obtain clarification from the Dealing director or Compliance.

19.  OBTAINING APPROVAL TO DEAL

     19.1. The completed PA Deal slip must be forwarded to the Dealing director who will ensure that, as far as he is aware:

          19.1.1. There is no conflict of interest between the member of staff and any client or between the company and a client.

          19.1.2. There are no outstanding deals to be executed for a client in that investment.

     19.2. In the Dealing director's absence, approval can be obtained from his appointed deputy. If neither is available you should contact the Compliance department.

G.   GENERAL DEALING RESTRICTIONS

20.  60-DAY TRADING PROFIT PROHIBITION

     20.1. This restriction applies to all securities covered by these rules (as defined in paragraph 4.2) with the exception of the following:

          - UK Government Bonds (Gilts)
          - Shares in Newton Corporate Money Fund Limited

     20.2. You are prohibited from retaining a profit from:

          - A purchase and subsequent sale of the same or an equivalent security if the stock has been held for less than 60-calendar days.

          - A sale and subsequent purchase of the same or an equivalent security if less than 60-calendar days has passed since the sale.

     20.3. For this purpose, securities will be deemed equivalent if one is convertible into the other or one entails a right to purchase or sell the other; or if the value of one is expressly dependent on the value of the other (e.g. derivative securities).

     20.4. The 60-day rule does not prohibit dealing within that period but you cannot benefit from any profit made on transactions where the purchase or sale was within 60 days of the related sale or purchase. You can close out a loss during that period in which case, as no profit has been realised, no profit is forfeited.

     20.5. Where a profit arises from a transaction during the 60-calendar day period the Disgorgement Policy will be invoked in order to deal with the prohibited profit (see Section H below for details).


21.  BLACK OUT PERIOD

     21.1. This rule only applies to staff members with portfolio management responsibilities for US Investment Companies (Mutual Funds). You will be formally notified if this rule applies to you.

     21.2. You are prohibited from dealing in a security during the period of 7 days before and 7 days after a deal ("the Black Out Period") in the same security has been executed for the US Mutual Fund for which you have portfolio management responsibilities.

     21.3. For example, if the fund purchases/sells the same security 5 days after you sold your holding, you will be required to "give up" any profit made (realised or unrealised) during the Black Out Period in addition to any other appropriate sanctions. This will be calculated in accordance with the Newton Disgorgement Policy (see Section H below for details).

     21.4. Certain securities are exempted from this prohibition if they qualify under the de minimis exemption set out in paragraph 22 below. If you are intending to use this exemption you must indicate this in the appropriate section of the dealing slip.

22.  DE MINIMIS EXEMPTION

     22.1. A security would be exempt from the restrictions imposed under the Black Out Period if they qualify under the criteria set out below.

          o    The PA transaction is less than(pound)15,000 in value, and

          o The security is issued by a company which is a component of either the FTSE 350 or the FT S&P World Index.

     22.2. An up to date list of the companies which make up these indices is kept in the Dealing Room.

H.   DISGORGEMENT POLICY

23.  WHAT IS DISGORGEMENT AND WHY DO WE HAVE IT?

     23.1. Disgorgement is the process whereby profits made on PA deals during restricted periods are "given up" by the staff member. In some instances this may include unrealised profits e.g. a PA purchase which retroactively falls into a Black Out Period where the staff member still holds the security.

     23.2. In order to efficiently operate the 60-day trading profit prohibition there needs to be a mechanism which allows staff to deal during these periods (e.g. so that staff are not locked into loss making positions) whilst maintaining the integrity of the dealing restriction.

24.  HOW DOES IT WORK?

     24.1. Where you have made a profit from a PA deal during a restricted period you are required to notify the Compliance Officer of this fact. The Compliance department will be closely monitoring PA dealing activity to test for adherence to this requirement.

     24.2. The Compliance Officer is responsible for determining the formula for calculating any profit on a deal and he will inform you of his findings. Each case will be considered on its own merits but every effort will be made to ensure that staff are not disadvantaged (other than forgoing the profit) as a result of this policy.

     24.3. If you are not satisfied with the method used to calculate the profit figure you have a right of appeal to the Personnel Director whose decision will be final.

     24.4. The profit will be paid to a charity of your choice.

I.   PRIVATE PLACEMENTS & IPOS

25.  DEFINITIONS

     25.1. Private Placement - for the purposes of these rules a Private Placement is an issue that is offered to a limited number of investors as opposed to being publicly offered. This definition is deliberately widely drawn and ranges from a placing in large quoted company to an investment in a small private concern e.g. a joint venture between yourself and a friend or relative.

     25.2. Initial Public Offering ("IPO") - for the purposes of these rules an IPO is the first offering to the general public of equity securities in a company. This definition is deliberately widely drawn and includes all types of public offers and new issues.

26.  THE APPROVAL PROCESS

     26.1. If you are planning to purchase securities through an IPO or a Private Placement, you will need to apply to the Compliance Officer (using the "IPO/Private Placement Request" form) for prior approval to participate in the issue.

     26.2. In some cases it may be necessary for the Compliance Officer to refer the matter to the Investment Ethics Committee (see Section J below).

     26.3. You must allow at least three clear business days between the date that you notify the Compliance Officer and the date that you need to confirm your intention to participate in the offering. This is to allow time for the matter to be referred to the IEC if necessary.

     26.4. You are not permitted to confirm your participation in the issue until you have received the express approval of the Compliance Officer or the IEC.

     26.5. You are required to notify the Compliance Officer of your allotment once this has been formally notified to you.


J.   INVESTMENT ETHICS COMMITTEE ("IEC")

27.  PURPOSE OF THE IEC

     27.1. The purpose of the IEC is to provide an independent review of any PA dealing related transaction which may involve a conflict of interest between a staff member and clients. Examples are listed below.

     o PA dealing in IPO's and Private Placements where it is felt that a potential conflict of interest exists e.g. there is a possibility that Newton will invest in the company in the future.

     o Situations where a Contemporaneous Disclosure (see Section K) has been made and the Compliance Officer is concerned that a conflict of interest may have arisen.

     o Other PA dealing related situations where there is a potential risk of criticism of the actions of a fund manager so an independent review would be advantageous.

28.  OPERATION OF THE IEC

     28.1. The IEC will meet as required to review situations which require an independent assessment.

     28.2. The IEC will report directly to the Executive Committee who will also operate as an appeal body, should this be necessary.

     28.3. The quorum for an IEC meeting will be three. The meeting will be chaired by the Compliance representative, the second representative will have investment experience and the third representative will be from an independent business area.

     28.4. Meetings will be minuted and the findings of the committee will be reported to the staff member within one business day of the meeting.

K.   CONTEMPORANEOUS DISCLOSURE

29.  PURPOSE OF THIS REQUIREMENT

     29.1. This rule only applies to staff with portfolio management responsibilities.

     29.2. The purpose of this requirement is to ensure that any potential conflicts of interest between staff and their clients are clearly disclosed so that they can be assessed and dealt with appropriately.

     29.3. This requirement differs from other rules in this area in that the disclosure obligation applies at the time of dealing for clients rather than at the time of the PA deal.

30.  HOW DOES IT WORK?

     30.1. Staff with portfolio management responsibilities must complete a "Notice of Personal Account Holding" form prior to making or acting upon a portfolio recommendation in a security which they own personally.

     30.2. The form includes a self-authorisation sign off whereby you will be required to confirm that your decision to deal for a client has not been influenced by the fact that you have a personal interest in the security.

     30.3. The form should be completed prior to the first such portfolio transaction in the security in each calendar month. For subsequent transactions in that security in the same month, it is not necessary to complete another form.

     30.4. The completed form should be sent to the Compliance Officer forthwith. Once this process has been completed you will then be free to deal in the security for your clients.

     30.5. The Compliance Officer may refer the matter to the Investment Ethics Committee for further review.

31.  DE MINIMIS EXEMPTION

     31.1. A PA holding would be exempt from this disclosure requirement if it qualifies under the criteria set out below.

          o The PA holding is less than(pound)30,000 in value ((pound)50,000 aggregate where Connected Persons also have a holding), and

          o The security is issued by a company which is a component of either the FTSE 350 or the FT S&P World Index. An up to date list of the companies which make up these indices is kept in the Dealing Room.

L.   HOLDINGS & TRANSACTION REPORTS

32.  THE REQUIREMENT

     32.1. The US regulations require that Access Persons (see paragraph 3 above) must submit three types of report to the firm concerning their PA holdings.

     32.2. This requirement is additional to the transaction based approval process set out in these rules.

33.  WHAT IS COVERED BY THIS REQUIREMENT

     33.1. All holdings and transactions in securities defined in paragraph 4.2 of these rules.

     33.2. For the purposes of this section, portfolios which are managed under discretion by a third party, in which you (or a Connected Person) have a beneficial interest, should be included in the reporting process.

34.  INITIAL HOLDINGS REPORT

     34.1. Within 10 days of joining the firm (or changing roles within the company that brings them into the Access Persons category), Access Persons are required to produce a report listing all personal holdings (Connected Persons included where relevant) in securities covered by these rules (see paragraph 4.2 above).

     34.2. Individuals who are caught by this requirement will be notified of their obligations together with instructions for completing the report.

35.  QUARTERLY TRANSACTION REPORT

     35.1. Within 10 days of the calendar quarter end, Access Persons are required to provide details of all PA transactions (including those of Connected Persons where relevant) during the period.

     35.2. Where details of PA transactions have already been provided to Compliance through another process (e.g. dealing through Quasar or an External Broker in compliance with these rules) it is not necessary for Access Persons to provide this report. However, if you have acquired or disposed of securities covered by these rules through some other method (e.g. you have been gifted shares or received them in a will settlement) this will need to be reported in a quarterly report.

     35.3. Any transactions carried out in respect of portfolios which are managed under discretion by a third party, in which you (or a Connected Person) have a beneficial interest, should be included in this report. An exception to this would be if they have been already been reported to Compliance (e.g. copy contract notes at the time the transaction was effected).

36.  ANNUAL HOLDINGS REPORT

     36.1. Within 30 days of the calendar year end, Access Persons are required to provide details of all PA holdings, including those of Connected Persons where relevant (current as of year end).

     36.2. The report will be split into four sections: securities held on Quasar, securities held through a broker, securities held through a discretionary management arrangement and securities which you hold in your own name.

     36.3. In some cases it will be sufficient to just identify the arrangements and confirm that all transactions during the period had been reported in accordance with the PA Dealing rules.

     36.4. You will also be required to confirm that you have complied with the PA dealing rules at all times during the year.

M.   MONITORING COMPLIANCE WITH THESE RULES

37.  INTERNAL MONITORING

     37.1. Under the IMRO Rules, US regulations and our obligations to the Board of Directors of the US Mutual Funds that we manage, we are required to actively monitor PA dealing activity.

     37.2. The Compliance department will regularly monitor this area to test adherence to these rules.

38.   UK REGULATORS

     38.1. IMRO/FSA always take a close interest in PA dealing activity during their monitoring visits. They will review the adequacy of the monitoring that we have performed as a company and will carry out their own tests to assess compliance with the IMRO rules. They always treat breaches of the rules as serious matters.

     38.2. The London Stock Exchange has a Market Surveillance department which conducts its own monitoring of the market in order to identify instances of insider dealing. Where they identify suspicious transactions they will investigate those trades and often this will involve interviews with the individuals involved.

39.  US REGULATORS

     39.1. The Newton group has a US registered entity (Newton Capital Management Limited) which is regulated by the US Securities Exchange Commission ("SEC"). The SEC enforces compliance with the relevant US Securities legislation and has the power to sanction UK based firms and individuals. PA dealing activity is an area that they have traditionally taken a very close interest in.

     39.2. As a part of the Mellon group, Newton is subject to regulation by the US Federal Reserve Bank. The "Fed" conducts regular visits to Mellon's overseas subsidiaries and compliance with PA dealing rules is an area that they will closely examine.

40.  CLIENTS

     40.1. Under the US Investment Company Act of 1940 the Board of Directors for each of our US Mutual Fund clients is required to receive annual reports from the fund manager (Newton) on the firm's compliance with these PA dealing rules.